EXHIBIT 10.1

PATENT ASSIGNMENT

AND

TECHNOLOGY TRANSFER AGREEMENT

This PATENT ASSIGNMENT AND TECHNOLOGY TRANSFER AGREEMENT ("Agreement") is entered into on May 6, 2016 ("Effective Date") by and between iSee Automation Inc., a corporation organized and existing under the laws of Canada ("Seller"), and BRK, Inc., a corporation organized and existing under the laws of Nevada ("Purchaser"). The parties hereby agree as follows:

1. Background.

1.1 Seller owns certain United States Patent applications and/or related foreign patents and applications.

1.2 Seller wishes to sell its right, title and interest in such patents applications and related know-how, technology and plan for commercializing the same to Purchaser.

1.3 Purchaser wishes to purchase such patents applications and related know-how, technology and plan for commercializing.

2. Definitions. Certain terms are defined in the text of this Agreement, and in addition, the following terms shall have the following definitions:

2.1 "Closing Date"means the date on which Purchaser shall transfer title to the Patents (as defined below) and Subject Technology (as defined below) to Purchaser.

2.2 "Patents" means those patents and applications listed in Exhibit A hereto, and all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; provisional patent applications that are or will be continuations or continuations in part of such patents and applications; and foreign counterparts to any of the foregoing including without limitation utility models.

2.3 "Subject Technology" means: (i) all technology, know-how, methods, documents, materials, and all confidential information as of the Effective Date relating to the invention, a Helmet System, but not the subject of the Patents, and the idea and plan to commercialize the same to and the Patents to generate revenues.

3. Delivery and Payment.

3.1 Delivery. On the Effective Date, Seller shall deliver a notarized and executed original of the Patent Assignment in Exhibit B hereto to Purchaser.

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3.2 Consideration for transfer of Patents and Subject Technology.

(a) Purchaser shall pay Seller five million (5,000,000) shares of common stock of Purchaser.

(b) All consideration payable and otherwise due to Seller under this Section 3 shall not be reduced or otherwise made be made less even if the United States Patent and Trademark Officer or any other patent office or authority does not grant patent right to any invention underlying patent application.

4. Transfer of Patents and Subject Technology.

4.1 Patent and Subject Technology Assignment. Effective on the Closing Date, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patents and Subject Technology and all inventions and discoveries described therein.

4.2 Assignment of Causes of Action. Effective on the Closing Date, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for (i) the Patents and all inventions and discoveries described therein, including without limitation all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patents, and (ii) the Subject Technology.

5. Additional Obligations.

5.1 Further Assurances. At the reasonable request of Purchaser and without demanding further consideration from Purchaser, Seller agrees to execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of the transfer of ownership in and to the Patents as contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using all reasonable best efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transfer of ownership in and to the Patents as contemplated hereby.

5.2 Further Assistance. Subject to the terms and conditions hereof, Seller agrees, upon the reasonable request of Purchaser, to do all things necessary, proper, or advisable, including without limitation the execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis, to assist Purchaser in obtaining, perfecting, sustaining, and/or enforcing the Patent Rights. Such assistance may also include providing, and obtaining from the respective inventors, prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, powers of attorney, specifications, declarations or other papers and other assistance reasonably necessary for filing patent applications, complying with any duty of disclosure, and conducting prosecution, reexamination, reissue, interference or other priority proceedings, opposition proceedings, cancellation proceedings, public use proceedings, infringement or other court actions and the like with respect to the Patent Rights. Seller's agreement to render any of the foregoing assistance is subject to Purchaser's payment of all reasonable expenses of Seller incurred in connection therewith and the availability of Seller's personnel.

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6. Representations and Warranties.

Seller hereby warrants to Purchaser as follows:

6.1 Authority. Seller has the right and authority to enter into this Agreement and to carry out its obligations hereunder.

6.2 Title and Contest. Seller has good and marketable title to (i) the Patents, including without limitation all rights, title, and interest in the Patents to sue for infringement thereof, and (ii) the Subject technology. The Patents are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer. There are no actions, suits, claims or proceedings threatened, pending or in progress on the part of any named inventor of the Patents relating in any way to the Patents and Seller has not received notice of (and Seller is not aware of any facts or circumstances which could reasonably be expected to give rise to) any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents. There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Patents.

6.3 Existing Licenses. No rights or licenses have been granted under the Patents or the Subject Technology.

6.4 Restrictions on Rights. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patents or the Subject Technology as a result of the transaction contemplated in this Agreement, or any prior transaction related to the Patents or the Subject Technology.

6.5 Conduct. To Seller's knowledge, none of Seller or its representatives has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including but not limited to misrepresenting Seller's patent rights to a standard-setting organization.

6.6 Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents or considered enforcement action(s) with respect to any of the Patents.

6.7 Patent Office Proceedings. None of the Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that no such proceedings are pending or threatened.

6.8 Related Assets. There are no other patents issued and/or applications pending for or on behalf of Seller which are subject to a "Terminal Disclaimer" under 37 C.F.R. §1.321 that require any of such patents issued and/or applications and any of the Patents conveyed in this Agreement to remain under common ownership.

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6.9 Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid through the Effective Date.

6.10 Validity and Enforceability. To Seller's knowledge, the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable.

7. Miscellaneous.

7.1 No Representation or Warranty. Seller makes no representations or warranties whatsoever that any of the patents covered by this agreement are either valid or are infringed by any other parties.

7.2 Limitation on Consequential Damages. Except in the case of fraud by seller, neither party shall be liable to the other for loss of profits, or any other indirect or special, consequential, punitive or incidental damages, however caused, even if advised of the possibility of such damage. The parties acknowledge that these limitations on potential liabilities were an essential element in setting consideration under this agreement.

7.3 Limitation of Liability. Except in the case of fraud by seller, in no event shall either party's total liability under this agreement exceed the purchase price. The parties acknowledge that these limitations on potential liabilities were an essential element in setting consideration under this agreement.

7.4 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

7.5 Confidentiality of Terms. The parties hereto shall keep the terms and existence of this Agreement and the identities of the parties hereto confidential and shall not now or hereafter divulge any of this information to any third party except: (a) with the prior written consent of the other party, such consent shall not be unreasonably withheld; (b) as otherwise may be required by law or legal process, including in confidence to financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; provided that, in (b) through (d) above, (i) the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii), other than disclosures pursuant to subsection (d) above, the disclosing party shall provide the other party with at least ten (10) days prior written notice of such disclosure. The above notwithstanding, Purchaser agrees that, on or after the Effective Date, Seller shall be allowed to make one or more public announcements in order to fulfill its requirements as a public company with respect to the disclosure of this Agreement. Seller agrees that it will submit any such announcements to Purchaser at least two (2) days prior to its making those announcements for Purchaser's approval, which approval shall not be unreasonably withheld.

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7.6 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Washington without regard to principles of conflict of laws.

7.7 Jurisdiction. Each party hereby agrees to jurisdiction and venue in the courts of the State of Washington or the Federal courts sitting therein for all disputes and litigation arising under or relating to this Agreement.

7.8 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. The following exhibits are attached hereto and incorporated herein: Exhibit A(entitled "Patent Rights to be Assigned") and Exhibit B(entitled "Assignment of Patent Rights").

7.9 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

In the case of Seller:	In the case of Purchaser:

iSee Automation Inc. 130 King Street West, Suite 1800 Toronto, Ontario Canada M5X 1E3	BRK, Inc. 112 North Curry Street Carson City, Nevada 89703 United States

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

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7.10 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

7.11 Equitable Relief. Each party agrees that damages alone would be insufficient to compensate the other for any material breach of this Agreement, acknowledges that irreparable harm would result from a breach of this Agreement, and consents to the entering of an order for injunctive relief to prevent a breach or further breach, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

7.12 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

7.13 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

7.14 Assignment. The terms and conditions of this Agreement shall inure to the benefit of Purchaser, its successors, assigns and other legal representatives. Seller shall be entitled to assign this Agreement to, and the terms and condition hereof shall inure to the benefit of, any successor in interest to all or substantially all of the business or assets of Seller (whether by merger, reorganization, asset sale, or otherwise) that assumes all of Seller's obligations under this Agreement. Purchaser shall be provided written notice of any such assignment within one hundred and twenty (120) days of the effective date of such assignment, which notice shall include the name and business address of the relevant assignee. Purchaser Seller shall not be entitled to assign this Agreement without the written consent of Seller.

[signature page follows]

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In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date:

Seller:		Purchaser:

ISEE AUTOMATION INC.		BRK, INC.

By:	/s/ Chris Stramacchia	By:	/s/ Brain Keasberry
Name:	Chris Stramacchia	Name:	Brain Keasberry
Title:	CEO	Title:	President

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EXHIBIT A

Patent Rights to Be Assigned

Patent Application No.	Publication or Filing Date	Title and Inventor(s)
US 15/079,847	Pub. Date: March 24, 2016	A Helmet System Christopher Stramacchia

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EXHIBIT B

PATENT ASSIGNMENT

WHEREAS, iSee Automation Inc., a corporation organized and existing under the laws of Canada, with an address at 130 King Street West, Suite 1800, Toronto, Ontario, Canada M5X 1E3 ("Assignor") owns all right, title and interest in and to the patents and/or patent applications identified in Exhibit A attached hereto, including the inventions described therein and the patents issued and reissued thereon (collectively, the "Patents"), the renewals therefor and all claims for past or future infringement thereof.

WHEREAS, BRK, Inc., a Nevada corporation with an address at 112 North Curry Street, Carson City, Nevada 89703 ("Assignee"), and Assignor have entered into a Patent Assignment and Technology Transfer Agreement (the "Agreement") dated May 6, 2016, under which Assignor agreed to sell and Assignee agreed to purchase certain assets of Assignor, including the aforesaid Patents, and the applications and renewals therefor and all claims for past or future infringement thereof.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby sell, assign, convey and transfer unto Assignee, its successors and assigns, free and clear of any and all liens, restrictions, claims and encumbrances, Assignor's entire right, title, and interest in and to the Patents and divisions, continuations or continuations-in-part thereof, together with all rights of registration, maintenance, and protection thereof in any form, all rights to income, royalties, damages and payments now due or hereafter due or payable in respect thereto, and all rights of recovery and of legal action for past or future infringements and of interference proceedings and reexaminations involving such Patents.

This Assignment is deemed to be executed and delivered within the State of Washington, and it is the intention of the parties that it shall be construed, interpreted and applied in accordance with the laws of the State of Washington without regard to its conflicts of law principles.

[SIGNATURES ON FOLLOWING PAGE]

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(SIGNATURE PAGE TO PATENT ASSIGNMENT)

IN WITNESS WHEREOF, Assignor has duly executed this Assignment on this ____ day of May, 2016.

ISEE AUTOMATION INC.

By:
Name:
Title:

State or Province of _________________________________	)
) ss.:
County or City of ___________________________________	)

On this     day of May 2016, before me, _____________________, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission expires:

Notarial Seal

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EXHIBIT A

PATENT APPLICATIONS

U.S. Patent Application Serial No.	Date filed	Title of Invention
15/079,847	March 24, 2016	A Helmet System

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